Exhibit 99.1

Global Crossing Airlines Reports Third Quarter 2025 Financial Results

Record Quarterly Utilization of 9,901 Block Hours Drives Revenue Growth of 11% YoY to $58.0 Million

MIAMI, FL, November 5, 2025 – Global Crossing Airlines Group, Inc. (Cboe CA: JET, Cboe CA: JET.B, OTCQB: JETMF) (the “Company” or “GlobalX”), The Nation's Fastest Growing Charter Airline™, today announced its financial and operating results for the third quarter ended September 30, 2025. Except as otherwise disclosed, all figures are presented in United States dollars and prepared in accordance with U.S. GAAP.

Financial and Operational Summary
	Q3 2025	Q3 2024	% Change
Revenue:	$58.0M	$52.4M	11%
Net Income (Loss):	$(2.0)M	$(4.9)M	N/A
EBITDAR[1]:	$18.9M	$15.4M	22%
EBITDA[2]:	$4.3M	$(0.6)M	N/A
Net Aircraft Available:	15.9	15.2	5%
Total Block Hours, including Sub Service:	9,901	8,064	23%
% of Block Hours - ACMI	96%	82%	14%
Average Utilization Hours Per Aircraft:	618	491	26%

Management Commentary

Chris Jamroz, Executive Chairman of GlobalX, stated: “In the third quarter, GlobalX delivered another period of strong growth and significant year-over-year improvement, with revenue up 11%, EBITDAR1 up 22%, and EBITDA1 improving by nearly $5 million versus the same quarter last year. We achieved some of the highest aircraft utilization rates since our inception, driven by increased demand across the full spectrum of charter and ACMI customers. While we’re proud of this progress, the results were nonetheless a disappointment to us. We had the opportunity to achieve net income profitability — and we fell short due to our own execution issues. The good news is that we feel that every one of these challenges was controllable within our four walls.”

1 Refer below to the section “Non-GAAP Financial Measures” for additional information

“The rapid pace of growth challenged our maintenance and operations functions, leading to avoidable logistics disruptions and preventable aircraft on ground (“AOG”) events. Over the past sixty days, we’ve taken decisive action — overhauling leadership across operations and maintenance, redesigning processes, strengthening controls, and investing significantly in preventive maintenance. We’ve addressed the pain points, and as we enter the final quarter of the year, we’re confident in our ability to execute and build upon the strong momentum in our business.”

Ryan Goepel, President and CFO of GlobalX, added, “This quarter demonstrated both the strength of our business model and the operational growing pains that accompanied rapid scaling. While aircraft utilization reached record levels, we lost approximately 500 block hours to unscheduled maintenance across the fleet — a direct hit to revenue, crew productivity and margins. Those lost hours, and the resulting incremental maintenance expense, are the primary reasons we missed the opportunity to report positive net income this quarter.”

Goepel continued, “Over the past sixty days we’ve taken targeted, measurable steps to remedy these shortcomings. We’ve reduced more than $5 million in annualized office and operating costs through reorganization and tighter SG&A discipline. We expect a more normalized SG&A run rate beginning in December, traditionally our busiest and most profitable month, and we anticipate all aircraft will be fully operational heading into that period. Operationally, we’ve strengthened maintenance planning, improved parts logistics, and instituted new checkpoints and feedback loops to prevent recurring AOG events.”

“Bookings across all charter customer segments are at record levels, materially ahead of last year,” Goepel concluded. “We’ve made meaningful progress in building a more efficient and reliable organization and are entering year-end with improved reliability and a stronger foundation for profitability. Looking to 2026, we plan to build on this momentum through disciplined growth, focusing on profitable expansion, and deploying additional aircraft to meet rising demand across our core charter markets,” Goepel concluded.

The Company also announced that its Executive Chairman, Chris Jamroz, has agreed to acquire a block of 1.5 million shares and warrants, making him the largest individual, non-institutional shareholder with approximately 7% on a fully diluted basis (accounting for the vesting of the RSUs).

Q3 2025 Financial Highlights (vs. Q3 2024) – Three Month Period

•
Revenue: Revenue increased 11% to $58.0 million compared to $52.4 million. The increase was primarily driven by continued growth in ACMI operations.

•
Total Operating Expenses: Operating expenses increased 4% to $57.0 million compared to $55.0 million. The increase was primarily driven by higher maintenance and personnel costs associated with the ongoing expansion of the GlobalX fleet.

•
Net Loss/EPS: Net loss improved to $2.0 million compared to $4.9 million. Loss per share improved to $(0.03) per basic and diluted share, compared to $(0.08) per basic and diluted share in the prior-year period. This was primarily driven by the increase in higher margin ACMI revenues.

•
EBITDAR3: EBITDAR increased 22% to $18.9 million compared to $15.4 million.

•
EBITDA4: EBITDA improved by nearly $5 million over the prior year comparison to $4.3 million compared to $(0.6) million.

•
Cash Flow from Operations: Cash flow provided by operations improved to $0.6 million, compared to cash used by operations of $1.0 million in the third quarter of 2024. The improvement primarily reflects stronger operating performance and efficiency gains across the business.

Recent Operational Updates

•
Implemented enhanced maintenance planning and scheduling to reduce unplanned downtime in the future, with all aircraft expected to be fully operational ahead of December’s peak flying period.

•
Took delivery of the first of four previously announced leased A319’s and GlobalX’s first purchased A320 airframe, each of which are expected to be in revenue service in December. Additionally, GlobalX expects to take delivery of the remaining three aircraft over the next three months.

•
Signed a strategic ACMI agreement with Sunrise Airways to provide two dedicated A320 aircraft starting in November, reinforcing GlobalX’s position as a leading ACMI provider and expanding its presence in key international markets.

Liquidity

•
Cash and Restricted Cash: The Company had approximately $7.2 million in cash and restricted cash at September 30, 2025, compared to $14.0 million at December 31, 2024.

1 Refer below to the section “Non-GAAP Financial Measures” for additional information

Conference Call and Webcast

The GlobalX management team will host a conference call tomorrow, followed by a question-and-answer period. Interested parties may submit questions to the Company prior to the call by emailing JET@elevate-ir.com.

Date: Thursday, November 6, 2025
Time: 8:30 a.m. Eastern time
Toll-free dial-in number: (800) 717-1738
International dial-in number: (646) 307-1865
Conference ID: 72958
Webcast: GlobalX's Q3 2025 Conference Call

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.globalairlinesgroup.com.

About Global Crossing Airlines Group, Inc.

GlobalX is a US 121 domestic flag and supplemental airline flying the Airbus A320 family of aircraft. The Company’s services include domestic and international ACMI and charter flights for passengers and cargo throughout the US, Caribbean, Europe, and Latin America. GlobalX is IOSA certified by IATA and holds TCOs for Europe, the UK, and Australia.

For more information:

Company Contact

Ryan Goepel, President & CFO
Tel: (720) 330-2829

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza
Email: JET@elevate-ir.com

Non-GAAP Financial Measures

The Company evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America ("GAAP") and non-GAAP financial measures, including Adjusted operating expenses, adjusted operating income (loss), Adjusted operating margin, adjusted pre-tax income (loss), Adjusted pre-tax margin, Adjusted net income (loss), Adjusted diluted earnings (loss) per share, adjusted EBITDA and adjusted EBITDAR. These non-GAAP financial measures are provided as supplemental information to the financial information presented in this press release that is calculated and presented in accordance with GAAP and these non-GAAP financial measures are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the Company's underlying financial performance and trends and facilitate comparisons among current, past and future periods.

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in the method of calculation and in the items being adjusted. We encourage investors to review our financial statements and filings with the Securities and Exchange Commission (SEC) in their entirety and not to rely on any single financial measure.

EBITDA is defined as operating income (loss), plus depreciation, amortization, interest and taxes, and is a supplemental measure of operating performance that the Company believes is useful to facilitate comparisons to its historical consolidated and business-level performance and operating results. The Company believes its presentation of EBITDA, a key metric used internally by management, provides investors with a supplemental view of the Company’s operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company’s ongoing operating performance.

EBITDAR is defined as operating income (loss), plus depreciation, amortization, interest, taxes and aircraft rent, and is a metric to be considered by investors when comparing results across various airlines, which aims to normalize for the different ways that the airlines acquired their aircraft. This distinction is important when comparing the operational results of an airline leasing its aircraft versus an airline purchasing its aircraft. Specifically, the airline leasing aircraft would see the costs relating to those aircraft flow through aircraft rent, while an airline that owns their aircraft would see their costs for those aircraft flow through depreciation and amortization.

Cautionary Note Regarding Forward-Looking Information

This press release contains certain “forward-looking statements” and “forward-looking information”, as defined under applicable United States and Canadian securities laws, concerning anticipated developments and events that may occur in the future. Forward-looking statements contained in this press release include, but are not limited to, statements with respect to the Company’s financial performance, continued growth, rising demand, growing momentum of the Company’s charter platform and the execution of the Company’s strategic plan, the goal of becoming the largest narrow body charter airline in North America, continued fleet expansion, profitable narrow body charter operations, the Company’s future focus, details regarding future financial results, the Company’s ability to effectively manage its operations, including maintenance and personnel, strengthening controls, investing significantly in preventive maintenance, that all aircraft will be fully operational heading into December, focus on profitable expansion, deployment of additional aircraft to meet rising demand across the Company’s core charter markets, and the Company’s status as the nation’s fastest growing charter airline. In certain cases, forward-looking statements can be identified by the use of words such as "plans", "expects" "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" suggesting future outcomes, or other expectations, beliefs, plans, objectives, assumptions, intentions or statements about future events or performance. Forward-looking statements contained in this press release are based on certain factors and assumptions regarding, among other things: the accuracy, reliability and success of GlobalX’s business model; GlobalX’s ability to accurately forecast demand; GlobalX’s ability to successfully conclude definitive agreements for transactions subject to LOI; the success of airline operations of GlobalX; GlobalX’s ability to successfully enter new geographic markets; the legislative and regulatory environments of the jurisdictions where GlobalX will carry on business or have operations; GlobalX’s ability to have sufficient aircraft to provide its services to customers; the impact of competition and the competitive response to GlobalX’s business strategy; and the future price of fuel, and the availability of aircraft. While the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include risks related, among other things, to: our ability to lease aircraft on favorable terms; manage our growth effectively; implement our business strategy successfully; obtain access to capital; the limited number of aircraft we fly; rising maintenance costs; seasonality in our business; and aircraft related fixed obligations. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in the forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements are made as of the date of this press release. Except as required by applicable securities laws, the Company does not undertake any obligation to publicly update any forward-looking statements. If GlobalX does update one or more forward-looking statements, no inference should be made that it will make additional updates with respect to those or other forward-looking statements. The Company has also identified certain known material risk factors applicable to it in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC and its other filings with the SEC.

GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share quantities)

GLOBAL CROSSING AIRLINES GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except share and per share amounts)

Three Months Ended September 30, 2025	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2024
Revenue	$ 58,022	$ 52,436	$ 186,004	$ 163,817
Operating Expenses				
Salaries, Wages, & Benefits	21,279	17,404	59,979	50,923
Aircraft Fuel	1,340	4,104	11,782	17,904
Maintenance, materials and repairs	5,153	3,448	14,413	9,026
Depreciation and amortization	3,245	1,866	8,099	4,476
Contracted ground and aviation services	3,343	3,281	14,123	14,941
Travel	1,708	2,216	6,988	9,185
Insurance	1,271	1,627	3,808	4,815
Aircraft Rent	14,649	16,031	43,809	43,554
Other	4,999	4,963	15,582	13,573
Total Operating Expenses	$ 56,987	$ 54,940	$ 178,583	$ 168,397
Operating Income (Loss)	1,035	(2,504)	7,421	(4,580)
Non-Operating Expenses				
Interest Expense	2,990	2,385	8,233	6,403
Total Non-Operating Expenses	2,990	2,385	8,233	6,403
Loss before income taxes	(1,955)	(4,889)	(812)	(10,983)
Income tax expense	-	-	-	-
Net Loss	(1,955)	(4,889)	(812)	(10,983)
Net Income (Loss) attributable to Noncontrolling Interest	4	(2)	385	(1)
Net Loss attributable to the Company	(1,959)	(4,887)	(1,197)	(10,982)
Loss per share:				
Basic	$ (0.03)	$ (0.08)	$ (0.02)	$ (0.18)
Diluted	$ (0.03)	$ (0.08)	$ (0.02)	$ (0.18)
Weighted average number of shares outstanding	64,664,058	60,817,884	63,649,789	60,024,188
Fully diluted shares outstanding	64,664,058	60,817,884	63,649,789	60,024,188

GLOBAL CROSSING AIRLINES GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
(UNAUDITED)
(In thousands, except shares quantities)

Common Stock Number of Shares	Amount	Additional Paid in Capital	Retained Deficit	Total	Noncontrolling Interest	Total
Beginning – January 1, 2024	**58,925,871**	**$ 59**	**$ 38,943**	**$ (59,094)**	**$ (20,092)**	**$ 225**	**$ (19,867)**
Issuance of shares - share based compensation on RSUs	742,079	1	342	—	343	—	343
Loss for the period	—	—	—	(6,379)	(6,379)	—	(6,379)
Ending – March 31, 2024	**59,667,950**	**$ 60**	**$ 39,285**	**$ (65,473)**	**$ (26,128)**	**$ 225**	**$ (25,903)**
Issuance of shares - share based compensation on RSUs	544,157	1	498	—	499	—	499
Issuance of shares - ESPP	391,574	—	221	—	221	—	221
Dividends	—	—	—	—	—	(100)	(100)
Income for the period	—	—	—	284	284	1	285
Ending – June 30, 2024	**60,603,681**	**$ 61**	**$ 40,004**	**$ (65,189)**	**$ (25,124)**	**$ 126**	**$ (24,998)**
Issuance of shares - share based compensation on RSUs	419,758	1	393	—	394	—	394
Loss for the period	—	—	—	(4,887)	(4,887)	(2)	(4,889)
Ending – September 30, 2024	**61,023,439**	**$ 62**	**$ 40,397**	**$ (70,076)**	**$ (29,617)**	**$ 124**	**$ (29,493)**

	Common Stock Number of Shares	Amount	Additional Paid in Capital	Retained Deficit	Total	Noncontrolling Interest	Total
Beginning – January 1, 2025	**61,758,727**	**62**	**40,949**	**(70,566)**	**(29,555)**	**87**	**(29,468)**
Issuance of shares – options exercised	50,000	—	12	—	12	—	12
Issuance of shares – share based compensation on RSUs	1,876,109	2	534	—	536	—	536
Income for the period	—	—	—	154	154	372	526
Issuance of shares - ESPP	5,496	—	3	—	3	—	3
Ending – March 31, 2025	**63,690,332**	**$ 64**	**$ 41,498**	**$ (70,412)**	**$ (28,850)**	**$ 459**	**$ (28,391)**
Issuance of shares – options exercised	196,667	—	49	—	49	—	49
Issuance of shares – share based compensation on RSUs	309,994	1	776	—	777	—	777
Issuance of shares - ESPP	258,796	—	168	—	168	—	168
Proceeds from disgorgement of stockholders' short-swing profits (Note 11)	—	—	12	—	12	—	12
Dividends	—	—	—	—	—	(148)	(148)
Income for the period	—	—	—	608	608	9	617
Ending – June 30, 2025	**64,455,789**	**$ 65**	**$ 42,503**	**$ (69,804)**	**$ (27,236)**	**$ 320**	**$ (26,916)**
Issuance of shares - share based compensation on RSUs	498,219	—	827	—	827	—	827
Dividends	—	—	—	—	—	(200)	(200)
(Loss) Income for the period	—	—	—	(1,959)	(1,959)	4	(1,955)
Ending – September 30, 2025	**64,954,008**	**$ 65**	**$ 43,330**	**$ (71,763)**	**$ (28,368)**	**$ 124**	**$ (28,244)**

GLOBAL CROSSING AIRLINES GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)